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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                June 28, 2000
                     (Date of earliest event reported)

                                SPACEDEV, INC.
           (Exact Name of Registrant as Specified in its Charter)


       Colorado             000-28947              84-1374613
    (State or Other        (Commission            (IRS Employer
    Jurisdiction of       File Number)           Identification
    Incorporation)                                   Number)


                     13855 Stowe Drive, Poway, CA 92064
             (Address of Principal Offices, including zip code)


                               (858) 375-2000
            (Registrant's telephone number, including area code)

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Item 5.     Other Events

Appointment of Chief Technical Officer

Effective July 5, 2000, Registrant appointed Mr. David B. Smith to the newly created position of Chief Technical Officer. Mr. Smith will also assume the role as Vice-President of Engineering with responsibility for consolidating overall company technical activities, and to ensure the development of quality hardware and flight systems.

One of Mr. Smith's first duties will be to assume management responsibilities for the company's commercial deep space missions, including the company's commercial Lunar, asteroid and Mars exploration initiatives. His thirty-eight year career has focused on multiple deep space and Earth-orbiting missions including Apollo, MVM, Viking, Voyager, Galileo, and two shuttle radar missions:
STS 59 & 68. He was awarded NASA's Exceptional Achievement medal for his leadership and management skills for the Earth orbiting shuttle missions. His activities on these missions ranged from navigation, mission design, systems engineering to the development and delivery of the central computer system (CDS) to the Galileo spacecraft. He most recently was a key member of the Mars program architect studies at NASA's Jet Propulsion Laboratory (JPL).

Mr. Smith's experience includes key positions on the Pioneer-10 Navigation Team, the Mars Viking Orbiter and Lander Navigation Team, the Apollo-11 and Voyager Mission Design Teams, and the Galileo and SIR-C Development Teams.

OTC Bulletin Board Listing

         Effective June 26, 2000, Registrant's common stock regained its listing on the Nasdaq OTCBB quotation system and is currently trading on the OTCBB under the trading symbol "SPDV."

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                              SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPACEDEV, INC.


Dated: July 5, 2000                 By:  /s/ James W. Benson
                                        ------------------------
                                    Name:  James W. Benson
                                    Title: Chief Executive Officer